Exhibit 99

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k), as promulgated under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them a Statement on Schedule 13D (including amendments thereto) with regard to the common stock, par value $0.0001 per share of Benitec Biopharma Inc. and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of April 29, 2024.

Dated: April 29, 2024

AVERILL MASTER FUND, LTD.

By:	/s/ Andrew Nathanson
	Name:	Andrew Nathanson
	Title:	Authorized Signatory

AVERILL MADISON MASTER FUND, LTD.

By:	/s/ Andrew Nathanson
	Name:	Andrew Nathanson
	Title:	Authorized Signatory

SUVRETTA CAPITAL MANAGEMENT, LLC

By:	/s/ Andrew Nathanson
	Name:	Andrew Nathanson
	Title:	General Counsel and Chief Compliance Officer

/s/ Aaron Cowen
Aaron Cowen

Schedule I

Set forth below is the name, business address, and present principal occupation of each of the executive officers and directors of each of the Funds and Suvretta Capital.   Sherri Fleming is a citizen of Canada.  Each other such person is a citizen of the United States.

Averill Master Fund, Ltd.
Name	Present Business Address	Present Principal Occupation
Directors:
Sherri Fleming	Maples Fiduciary Services (Cayman) Limited c/o PO Box 309 Ugland House Grand Cayman, KY1-1104 Cayman Islands	Vice President of Maples Fiduciary Services (Cayman) Limited
William Shaw	Maples Fiduciary Services (Cayman) Limited c/o PO Box 309 Ugland House Grand Cayman, KY1-1104 Cayman Islands	Senior Vice President of Maples Fiduciary Services (Cayman) Limited
Aaron Cowen	c/o Suvretta Capital Management, LLC 540 Madison Avenue, 7th Floor New York, NY 10022	Managing Member, Suvretta Capital Management, LLC

Averill Madison Master Fund, Ltd.
Name	Present Business Address	Present Principal Occupation
Directors:
Sherri Fleming	Maples Fiduciary Services (Cayman) Limited c/o PO Box 309 Ugland House Grand Cayman, KY1-1104 Cayman Islands	Vice President of Maples Fiduciary Services (Cayman) Limited
William Shaw	Maples Fiduciary Services (Cayman) Limited c/o PO Box 309 Ugland House Grand Cayman, KY1-1104 Cayman Islands	Senior Vice President of Maples Fiduciary Services (Cayman) Limited
Kishan Mehta	c/o Suvretta Capital Management, LLC 540 Madison Avenue, 7th Floor New York, NY 10022	Portfolio Manager, Suvretta Capital Management, LLC

Suvretta Capital Management, LLC
Name	Present Business Address	Present Principal Occupation
Officers:
Aaron Cowen	c/o Suvretta Capital Management, LLC 540 Madison Avenue, 7th Floor New York, NY 10022	Managing Member
Glenn Shepard	c/o Suvretta Capital Management, LLC 540 Madison Avenue, 7th Floor New York, NY 10022	Chief Financial Officer
Andrew Nathanson	c/o Suvretta Capital Management, LLC 540 Madison Avenue, 7th Floor New York, NY 10022	General Counsel and Chief Compliance Officer